1 Teleflex Incorporated Fourth Quarter 2015 Earnings Conference Call Exhibit 99.2

2 Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing 888-286-8010 or for international calls, 617- 801-6888, pass code number 70373672

3 Introductions Benson Smith Chairman, President and CEO Liam Kelly Executive Vice President and COO Thomas Powell Executive Vice President and CFO Jake Elguicze Treasurer and Vice President of Investor Relations

4 Note on Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, our expectations that actions related to our announced restructuring plan to further improve our cost structure (the “Plan”) will be substantially completed by the end of 2018; the annualized savings we expect to realize once the Plan is fully implemented; our expectation that we will begin to realize Plan-related savings in 2017; estimated pre-tax charges we expect to incur, both in the aggregate and in 2016, in connection with the Plan and the amount of cash outlays expected to result from those charges; capital expenditures we expect to make, both in the aggregate and in 2016, in connection with the Plan; our expectations with respect to the amount of Plan-related 2016 pre-tax charges that we expect will be added back when calculating our adjusted earnings per share; the estimated amount of additional Plan-related 2016 pre-tax operating expenses that we expect will not be added back when calculating our adjusted earnings per share; forecasted 2016 GAAP and constant currency revenue growth and the items that are expected to impact that growth; our expectations with respect to 2016 volume growth and new product revenues; forecasted 2016 GAAP and adjusted gross and operating margins and the items that are expected to impact those margins; forecasted 2016 GAAP and adjusted earnings per share results and the items that are expect to impact those results; our assumptions with respect to the euro to U.S. dollar exchange rate for 2016 and our adjusted weighted average shares for 2016; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in the Company’s SEC filings, including its most recent Form 10-K. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within the appendices to this presentation. Additional Notes Unless otherwise noted, the following slides reflect continuing operations.

5 Executive Summary Fourth quarter 2015 revenue of $484.5 million • Up 1.8% vs. prior year period on an as-reported basis • Up 7.4% vs. prior year period on a constant currency basis Fourth quarter 2015 adjusted EPS of $2.01, up 40.6% vs. prior year period • Adjusted earnings per share reflects unfavorable impact from foreign exchange of approximately 15.4% Full year 2015 revenue of $1.81 billion • Down 1.6% vs. prior year on an as-reported basis • Up 5.4% vs. prior year on a constant currency basis Full year 2015 adjusted EPS of $6.33, up 10.3% vs. prior year • Adjusted earnings per share reflects unfavorable impact from foreign exchange of approximately 15.2%

6 Executive Summary New Restructuring Plan to Further Improve Company Cost Structure Announced • Plan developed in response to continuing cost pressures in the healthcare industry and designed to improve operating efficiencies and enhance the Company’s long-term competitive position • Involves the consolidation of operations and a related reduction in workforce at certain of the Company’s facilities  Will primarily include the relocation of certain manufacturing locations and relocation and outsourcing of certain distribution operations • Actions will commence in the second quarter of 2016 and are expected to be substantially completed by the end of 2018 • Currently expect to achieve annualized savings of between $12 million to $16 million once the Plan is fully implemented, and currently expect to realize plan-related savings beginning in 2017

7 Executive Summary Metric FY 2011 FY 2015 Revenue (dollars in billions) $1.49 $1.81 Adjusted Gross Margin 47.6% 52.7% Adjusted Tax Rate 26.3% 16.8% Adjusted EPS $3.83 $6.33 Market Capitalization (dollars in billions) ~$2.5 ~$5.5

8 Fourth Quarter Highlights Fourth quarter 2015 constant currency revenue growth of 7.4% • Sales volume of existing products contribute 4.9% of constant currency growth • Acquisitions and distributor conversions contribute 1.4% of constant currency revenue growth • Sales volume of new products contribute 1.0% of constant currency growth • Core product pricing increases contribute 0.1% of constant currency growth

9 Segment Revenue Review Q4’15 Q4’14 Constant Currency Revenue Commentary Vascular N.A.: $90.3 million, up 10.3% Anesthesia N.A.: $50.6 million, up 6.8% Surgical N.A.: $43.1 million, up 6.9% EMEA: $135.2 million, up 3.6% Asia: $69.2 million, up 18.0% OEM: $37.8 million, up 10.3% All Other: $58.3 million, up 0.2% Note: Increases and decreases in revenue referred to above are as compared to results for the fourth quarter of 2014.

10 Group Purchasing Organization and IDN Review Track record of expansion of contractual agreements continues in Q4’15 Group Purchasing Organization Update • 5 new agreements • 5 renewed agreements • 2 existing agreements not renewed IDN Update • 8 new agreements • 4 renewed agreements

11 Product Introductions and Regulatory Approvals Arrow® VPS® Stylet PRODUCT DESCRIPTION Recently received FDA 510(k) clearance to market a newly designed Arrow® VPS® Stylet The new design allows Teleflex to provide hospitals with a complete offering of single, double and triple lumen pre-loaded, pressure injectable Arrow® PICCs with Chlorag+ard® Technology for use with its current Arrow® VPS® Device platform Together these technologies provide clinicians with a solution to reduce central venous catheter malposition while helping prevent microbial colonization and thrombus accumulation on catheter surfaces

12 Acquisition Update Acquired Nostix, LLC • Founded in 2001, Nostix has developed affordable, differentiated tip placement confirmation products, with additional navigation products under development • All-cash transaction completed in December 2015 • Complements current VasaNova vascular positioning system and strengthens PICC confirmation portfolio • Enables expansion into tip location for central venous catheters, chronic hemodialysis catheters and ports

13 Fourth Quarter Financial Review Revenue of $484.5 million • Up 1.8% vs. prior year period on an as-reported basis • Up 7.4% vs. prior year period on a constant currency basis Adjusted gross margin of 54.1%, up 300bps vs. prior year period Adjusted operating margin of 23.7%, up 530 bps vs. prior year period Adjusted tax rate of 13.6%, down 60 bps vs. prior year period Adjusted EPS of $2.01, up 40.6% vs. prior year period • Adjusted earnings per share reflects unfavorable impact from foreign exchange of approximately 15.4%

14 2016 Financial Outlook Assumptions 2016 constant currency revenue guidance assumes volume growth consistent with 2015 levels and an acceleration of new product revenues Volume 2.70% 3.00% New Product Introductions 2.00% 2.50% Previously completed M&A 0.20% 0.30% Price 0.10% 0.20% Forecasted 2016 Constant Currency Revenue Growth Range 5.00% to 6.00% Foreign Exchange -2.00% -2.00% Forecasted 2016 GAAP Revenue Growth Range 3.00% to 4.00%

2016 Financial Outlook Assumptions



55%
50%
45%
+120 bps
+130 bps
to
+230 bps
51.5%
52.7%
54.0%
to
55.0%
2014
2015
2016 E

2016 Adjusted Gross Margin Drivers

Operational efficiencies expected to drive approximately 60% of anticipated 2016 adjusted gross margin gains:

- Cost improvement programs (i.e. logistics & distribution optimization, procurement initiatives, initial savings from material substitution program)
- Benefits from 2014 Manufacturing Footprint Realignment Plan
- Product quality improvements / reduced inventory write-offs

Commercial volume and product mix expected to drive approximately 40% of anticipated 2016 adjusted gross margin gains:

- Vidacare
- New product introductions
- European product rationalization
- Global price increases
- Contribution from Truphatek and Ace Medical acquisitions
- Anesthesia product mix (Atomization, LMA and Airway)

Note: figures represent adjusted gross margin. See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results.

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Teleflex®

16 2016 Financial Outlook Assumptions 2016 Adjusted Operating Margin Drivers Improved financial leverage generated during 2015 expected to continue in 2016 Expected adjusted gross margin improvements of between 130 and 230 basis points Operating expense productivity initiatives identified so that gains in adjusted operating margin exceed gains in adjusted gross margin, while still funding key strategic investments: • Reduced level of investment in certain emerging markets given macroeconomic conditions • Sales force and IT reorganizations • Benefits from 2015 North American Strategic Business Unit restructuring • Moratorium of medical device tax 20.0% 21.5% 23.5% to 24.0% 15% 17% 19% 21% 23% 25% 2014 2015 2016 +150 bps +200 bps to +250 bps Note: figures represent adjusted operating margin. See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results. E

17 2016 Financial Outlook Assumptions Portfolio capable of generating consistent revenue growth, and benefits of base business operational leverage, expected to lead to 2016 adjusted EPS growth of 10.6% to 13.0% Note: see Appendices for tables reconciling actual and forecasted adjusted earnings per share results to actual and forecasted GAAP earnings per share results. 2015 Adjusted Earnings per Share $6.33 $6.33 Base business $1.16 to $1.26 Taxes ($0.19) to ($0.16) Weighted average shares ($0.13) to ($0.12) Foreign currency exchange ($0.11) to ($0.11) 2016 acilities consolidation restructuring expenses not added back to adjusted EPS ($0.06) to ($0.05) 2016 Adjusted Earnings per Share Outlook $7.00 to $7.15

18 Any Questions?

19 Thank You

20 Appendices

21 Non-GAAP Financial Measures The following appendices include, among other things, tables reconciling the following non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Adjusted diluted earnings per share. This measure excludes, depending on the period presented (i) restructuring and other impairment charges; (ii) certain losses and other charges, including charges related to facility consolidations, loss on extinguishment of debt, severance payments and benefits provided to our former chief executive officer, loss on sale of businesses and assets and a stock keeping unit rationalization program; (iii) charges associated with the early termination of an interest rate swap agreement (iv) amortization of the debt discount on the Company’s convertible notes; (v) intangible amortization expense; (vi) loss on extinguishment of debt; and (vii) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Adjusted gross margin. This measure excludes, depending on the period presented, certain losses, other charges and charge reversals, primarily related to facility consolidations and a stock keeping unit rationalization program. • Adjusted operating margin. This measure excludes, depending on the period presented, (i) the impact of restructuring and other impairment charges; (ii) losses, other charges and charge reversals primarily related to facility consolidations; and (iii) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring and impairment charges; (ii) the early termination of an interest rate swap agreement (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; (vi) the resolution of, or expiration of statutes of limitations with respect to, various prior years’ tax matters; and (vii) losses, other charges and charge reversals primarily related to facility consolidation charges, gains or losses on sale of business and assets, severance payments and benefits provided to our former chief executive officer and a stock keeping unit rationalization program.

22 APPENDIX A – RECONCILIATION OF CONSTANT CURRENCY REVENUE GROWTH DOLLARS IN MILLIONS December 31, 2015 December 31, 2014 Constant Currency Currency Total Vascular North America 90.3$ 82.3$ 10.3% (0.7%) 9.6% Anesthesia North America 50.6 47.7 6.8 (0.7) 6.1 Surgical North America 43.1 40.8 6.9% (1.3%) 5.6% EMEA 135.2 147.0 3.6 (11.6) (8.0%) Asia 69.2 63.6 18.0% (9.0%) 9.0% OEM 37.8 35.0 10.3 (2.3) 8.0 All Other 58.3 59.6 0.2% (2.3%) (2.1%) Net Revenues 484.5$ 476.0$ 7.4 (5.6) 1.8% Three Months Ended % Increase / (Decrease)

23 APPENDIX B – RECONCILIATION OF CONSTANT CURRENCY REVENUE GROWTH DOLLARS IN MILLIONS December 31, 2015 December 31, 2014 Constant Currency Currency Total Vascular North America 334.9$ 311.1$ 8.3% (0.6%) 7.7% Anesthesia North America 189.2 183.9 3.5 (0.6) 2.9 Surgical North America 161.3 150.1 8.7% (1.2%) 7.5% EMEA 514.5 593.1 2.2 (15.5) (13.3%) Asia 241.7 237.7 11.7% (10.0%) 1.7% OEM 149.4 144.0 7.0 (3.2) 3.8 All Other 218.7 219.9 1.4% (1.9%) (0.5%) Net Revenues 1,809.7$ 1,839.8$ 5.4 (7.0) (1.6) Twelve Months Ended % Increase / (Decrease)

24 APPENDIX C – RECONCILIATION OF REVENUE GROWTH DOLLARS IN MILLIONS 1: amount is comprised of incremental price on existing products and the sale of new products of $1.4 million and $5.3 million, respectively, both of which are a result of the businesses acquired and distributor to direct conversions. % Basis Points Three Months Ended December 31, 2014 Revenue As-Reported $476.0 Foreign Currency (26.6) -5.6% (558) Sales Volume Existing Products 23.2 4.9% 488 New Product Sales 4.6 1.0% 97 Core Product Pricing 0.6 0.1% 12 Acquisitions and Distributor to Direct Conversions 1 6.7 1.4% 140 Three Months Ended December 31, 2015 Revenue As-Reported $484.5 1.8% Year-over-year growth

25 APPENDIX D – RECONCILIATION OF ADJUSTED GROSS PROFIT AND MARGIN DOLLARS IN THOUSANDS December 31, 2015 December 31, 2014 Teleflex gross profit as-reported 260,316$ 241,015$ Teleflex gross margin as-reported 53.7% 50.6% Losses and other charges, net (A) 1,895 2,109 Adjusted Teleflex gross profit 262,211$ 243,124$ Adjusted Teleflex gross margin 54.1% 51.1% Teleflex revenue as-reported 484,501$ 476,008$ Three Months Ended (A) In 2015 losses and other charges, net related primarily to facility consolidations and reflect reversals of previously recorded charges. In 2014, losses and other charges, net related primarily to facility consolidations.

26 APPENDIX E – RECONCILIATION OF ADJUSTED GROSS PROFIT AND MARGIN DOLLARS IN THOUSANDS December 31, 2015 December 31, 2014 Teleflex gross profit as-reported 944,403$ 942,428$ Teleflex gross margin as-reported 52.2% 51.2% Losses and other charges, net (A) 9,449 4,886 Adjusted Teleflex gross profit 953,852$ 947,314$ Adjusted Teleflex gross margin 52.7% 51.5% Teleflex revenue as-reported 1,809,690$ 1,839,832$ Year Ended (A) In 2015 losses and other charges, net related primarily to facility consolidations and reflect reversals of previously recorded charges. In 2014, losses and other charges, net related primarily to facility consolidations.

27 APPENDIX F – RECONCILIATION OF ADJUSTED OPERATING PROFIT AND MARGIN DOLLARS IN THOUSANDS (A) In 2015 losses and other charges, net related primarily to facility consolidations and reflect reversals of previously recorded charges. In 2014, losses and other charges, net related primarily to facility consolidations. December 31, 2015 December 31, 2014 Teleflex income from continuing operations before interest and taxes 96,747$ 69,155$ Teleflex income from continuing operations before interest and taxes margin 20.0% 14.5% Restructuring and other impairment charges 2,131 1,358 Losses and other charges, net (A) (1,189) 3,139 Intangible amortization expense 17,102 13,873 Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense 114,791$ 87,525$ Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense margin 23.7% 18.4% Teleflex revenue as-reported 484,501$ 476,008$ Three Months Ended

28 APPENDIX G – RECONCILIATION OF ADJUSTED OPERATING PROFIT AND MARGIN DOLLARS IN THOUSANDS (A) In 2015 losses and other charges, net related primarily to facility consolidations and reflect reversals of previously recorded charges. In 2014, losses and other charges, net related primarily to facility consolidations. December 31, 2015 December 31, 2014 Teleflex income from continuing operations before interest and taxes 315,891$ 284,862$ Teleflex income from continuing operations before interest and taxes margin 17.5% 15.5% Restructuring and other impairment charges 7,819 17,869 Losses and other charges, net (A) 2,957 3,931 Intangible amortization expense 62,380 60,926 Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense 389,047$ 367,588$ Adjusted Teleflex income from continuing operations before interest, taxes and intangible amortization expense margin 21.5% 20.0% Teleflex revenue as-reported 1,809,690$ 1,839,832$ Year Ended

APPENDIX H –

RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
QUARTER ENDED – DECEMBER 31, 2015
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$224.2	$148.2	$13.2	$2.1	$13.6	($7.6)	$90.6	$1.88	48,323
Adjustments									
Restructuring and other impairment charges	—	—	—	2.1	—	0.8	1.3	$0.03	—
Losses and other charges, net (A)	1.9	(3.1)	—	—	—	0.3	(1.5)	($0.03)	—
Amortization of debt discount on convertible notes	—	—	—	—	3.4	1.2	2.1	$0.04	—
Intangible amortization expense	—	17.1	—	—	—	4.6	12.5	$0.26	—
Tax adjustment (B)	—	—	—	—	—	14.9	(14.9)	($0.31)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.14	(3,440)
Adjusted basis	$222.3	$134.2	$13.2	—	$10.2	$14.2	$90.2	$2.01	44,883

(A) In 2015 losses and other charges, net related primarily to facility consolidations and reflect reversals of previously recorded charges.

(B) The tax adjustment represents a net benefit resulting primarily from (1) adjustments to prior year returns as a result of amended returns, the resolution of audits of prior year returns and/or the expiration of applicable statutes of limitations for prior year returns, and (2) tax law changes affecting our deferred tax liability.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

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Teleflex®

APPENDIX I –

RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
QUARTER ENDED – DECEMBER 31, 2014
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	**$235.0**	**$153.3**	**$17.2**	**$1.4**	**$16.6**	**$0.4**	**$51.8**	**$1.10**	**47,112**
Adjustments									
Restructuring and other impairment charges	—	—	—	1.4	—	0.5	0.8	$0.02	—
Losses and other charges, net (A)	2.1	1.0	—	—	—	1.1	2.0	$0.04	—
Amortization of debt discount on convertible notes	—	—	—	—	3.1	1.1	2.0	$0.04	—
Intangible amortization expense	—	13.9	—	—	—	3.5	10.4	$0.22	—
Tax adjustment (B)	—	—	—	—	—	3.8	(3.8)	($0.08)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.09	(2,990)
Adjusted basis	**$232.9**	**$138.4**	**$17.2**	**—**	**$13.5**	**$10.5**	**$63.3**	**$1.43**	**44,122**

(A) In 2014, losses and other charges, net related primarily to facility consolidations.

(B) The tax adjustment represents a net benefit resulting primarily from (1) adjustments to prior year returns as a result of amended returns, the resolution of audits of prior year returns and/or the expiration of applicable statutes of limitations for prior year returns, and (2) tax law changes affecting our deferred tax liability.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

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Teleflex®

APPENDIX J –

RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
YEAR ENDED – DECEMBER 31, 2015
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	(Gain) loss on sale of business and assets	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$865.3	$569.0	$52.1	$7.8	($0.4)	$60.8	$10.5	$7.8	$236.0	$4.91	48,058
Adjustments:											
Restructuring and other impairment charges	—	—	—	7.8	—	—	—	2.9	4.9	$0.10	—
Losses and other charges, net (A)	9.4	(6.1)	—	—	(0.4)	—	—	2.5	0.4	$0.01	—
Amortization of debt discount on convertible notes	—	—	—	—	—	13.2	—	4.8	8.4	$0.17	—
Intangible amortization expense	—	62.4	—	—	—	—	—	16.6	45.8	$0.95	—
Loss on extinguishment of debt, net	—	—	—	—	—	—	10.5	3.8	6.6	$0.14	—
Tax adjustment (B)	—	—	—	—	—	—	—	19.0	(19.0)	($0.39)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	—	$0.44	(3,350)
Adjusted basis	$855.8	$512.7	$52.1	—	—	$47.6	—	$57.4	$283.2	$6.33	44,708

(A) In 2015 losses and other charges, net primarily related to facility consolidations and reflect reversals of previously recorded charges.

(B) The tax adjustment represents a net benefit resulting primarily from (1) adjustments to prior year returns as a result of amended returns, the resolution of audits of prior year returns and/or the expiration of applicable statutes of limitations for prior year returns, and (2) tax law changes affecting our deferred tax liability.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

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Teleflex®

APPENDIX K –

RECONCILIATION OF ADJUSTED EPS FROM CONTINUING OPERATIONS
YEAR ENDED – DECEMBER 31, 2014
DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	**$897.4**	**$578.7**	**$61.0**	**$17.9**	**$64.8**	**$28.7**	**$190.4**	**$4.10**	**46,470**
Adjustments									
Restructuring and other impairment charges	—	—	—	17.9	—	5.2	12.7	$0.27	—
Losses and other charges, net (A)	4.9	(1.1)	0.1	—	—	3.1	0.9	$0.02	—
Amortization of debt discount on convertible notes	—	—	—	—	12.2	4.5	7.7	$0.17	—
Intangible amortization expense	—	60.9	—	—	—	17.4	43.5	$0.94	—
Tax adjustment (B)	—	—	—	—	—	4.0	(4.0)	($0.09)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	$0.33	(2,738)
Adjusted basis	**$892.5**	**$518.8**	**$60.9**	**—**	**$52.5**	**$62.8**	**$251.2**	**$5.74**	**43,732**

(A) In 2014, losses and other charges, net related primarily to facility consolidations.

(B) The tax adjustment represents a net benefit resulting primarily from (1) adjustments to prior year returns as a result of amended returns, the resolution of audits of prior year returns and/or the expiration of applicable statutes of limitations for prior year returns, and (2) tax law changes affecting our deferred tax liability.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company's convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

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Teleflex®

33 APPENDIX L – RECONCILIATION OF ADJUSTED TAX RATE DOLLARS IN THOUSANDS Three Months Ended December 31, 2015 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $83,188 ($7,577) -9.1% Restructuring and impairment charges 2,131 797 Losses and other charges, net (A) (1,189) 306 Amortization of debt discount on convertible notes 3,379 1,232 Intangible amortization expense 17,102 4,576 Tax adjustment (B) 0 14,885 Adjusted basis $104,611 $14,219 13.6% Three Months Ended December 31, 2014 GAAP basis $52,559 $426 0.8% Restructuring and impairment charges 1,358 511 Losses and other charges, net (A) 3,139 1,142 Amortization of debt discount on convertible notes 3,129 1,143 Intangible amortization expense 13,873 3,472 Tax adjustment (B) 0 3,792 Adjusted basis $74,058 $10,486 14.2% ( ) In 2015, losses and other charges, net related primarily to facility consolidations and reflect reversls of previously recorded charges. In 2014, losses and other charges, net related primarily to facility consolidations. (B) The tax adjustment represents a net benefit resulting primarily from (1) adjustments to prior year returns as a result of amended returns, the resolution of audits of prior year returns and/or the expiration of applicable statutes of limitaions for prior year returns, and (2) tax law changes affecting our deferred tax liability.

34 APPENDIX M – RECONCILIATION OF ADJUSTED TAX RATE DOLLARS IN THOUSANDS Year Ended December 31, 2015 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $244,646 $7,838 3.2% Restructuring and impairment charges 7,819 2,871 Losses and other charges, net (A) 2,957 2,521 Amortization of debt discount on convertible notes 13,179 4,806 Intangible amortization expense 62,380 16,558 Loss on extinguishment of debt 10,454 3,813 Tax adjustment (B) 0 18,957 Adjusted basis $341,435 $57,364 16.8% Year Ended December 31, 2014 GAAP basis $220,110 $28,650 13.0% Restructuring and impairment charges 17,869 5,190 Losses and other charges, net (A) 3,931 3,058 Amortization of debt discount on convertible notes 12,207 4,459 Intangible amortization expense 60,926 17,395 Tax adjustment (B) 0 4,041 Adjusted basis $315,043 $62,793 19.9% (A) In 2015, losses and other charges, net related primarily to facility consolidations and reflect reversls of previously recorded charges. In 2014, losses and other charges, net related primarily to facility consolidations. (B) The tax adjustment represents a net benefit resulting primarily from (1) adjustments to prior year returns as a result of amended returns, the resolution of audits of prior year returns and/or the expiration of applicable statutes of limitaions for prior year returns, and (2) tax law changes affecting our deferred tax liability.

35 APPENDIX N – RECONCILIATION OF 2016 CONSTANT CURRENCY REVENUE GROWTH GUIDANCE Low High Forecasted GAAP Revenue Growth 3.0% 4.0% Estimated Impact of Foreign Currency Fluctuations 2.0% 2.0% Forecasted Constant Currency Revenue Growth 5.0% 6.0%

36 APPENDIX O – RECONCILIATION OF 2016 ADJUSTED GROSS MARGIN GUIDANCE Note: In 2016, estimated losses and other charges, net relate primarily to facility consolidation expenses. Low High Forecasted GAAP Gross Margin 53.1% 54.0% Estimated losses and other charges, net 0.9% 1.0% Forecasted Adjusted Gross Margin 54.0% 55.0%

37 APPENDIX P – RECONCILIATION OF 2016 ADJUSTED OPERATING MARGIN GUIDANCE Note: In 2016, estimated losses and other charges, net relate primarily to facility consolidation expenses. Low High Forecasted GAAP Operating Margin 19.3% 19.6% Estimated losses and other charges, net 1.0% 1.1% Estimated intangible amortization expense 3.2% 3.3% Forecasted Adjusted Operating Margin 23.5% 24.0%

38 APPENDIX Q – RECONCILIATION OF 2016 ADJUSTED EARNINGS PER SHARE GUIDANCE Low High Forecasted diluted earnings per share attributable to common shareholders $4.92 $4.99 Restructuring, impairment charges and special items, net of tax $1.00 $1.05 Intangible amortization expense, net of tax $0.90 $0.93 Amortization of debt discount on convertible notes, net of tax $0.18 $0.18 Forecasted adjusted diluted earnings per share $7.00 $7.15

39 APPENDIX R – 2016 RESTRUCTURING PLAN Aggregate pre-tax charges of approximately $34 to $44 million1 , of which approximately $27 to $31 million will result in future cash outlays • 2016 pre-tax charges of approximately $21 to $23 million1 , of which approximately $6 to $8 million will result in cash outlays Aggregate capital expenditures of approximately $13 to $17 million • 2016 capital expenditures of approximately $3 to $5 million Expects to achieve annualized savings of approximately $12 to $16 million once the plan is fully implemented, and currently expects to realize plan- related savings beginning in 2017 Additional 2016 pre-tax operating expenses in the range of $3 to $4 million that will not be added-back when calculating adjusted earnings per share 1 = denotes charges that are expected to be added-back when calculating adjusted earnings per share

40 Euro to U.S. Dollar exchange rate assumed to be ~1.06 for full year 2016 Adjusted weighted average shares expected to be approximately 45.5 million for full year 2016 Calendar of shipping days: • 2 fewer shipping days in Q1’16 vs. Q1’15 • 1 additional shipping day in Q2’16 vs. Q2’15 • 1 additional shipping day in Q4’16 vs. Q4’15 APPENDIX S – 2016 FINANCIAL OUTLOOK ASSUMPTIONS

41 APPENDIX T – RECONCILIATION OF 2011 ADJUSTED GROSS MARGIN DOLLARS IN THOUSANDS Year Ended December 31, 2011 Teleflex gross profit as-reported 708,778$ Teleflex gross margin as-reported 47.5% SKU rationalization 1,972 Adjusted Teleflex gross profit 710,750$ Adjusted Teleflex gross margin 47.6% Teleflex revenue as-reported 1,492,528$

42 APPENDIX U – RECONCILIATION OF 2011 ADJUSTED TAX RATE DOLLARS IN THOUSANDS Year Ended December 31, 2011 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $145,100 $25,778 17.8% Restructuring and impairment charges 3,681 1,377 Early termination of interest rate sw ap (11,056) (4,024) Amortization of debt discount on convertible notes 9,699 3,530 Intangible amortization expense 42,634 15,606 Losses and other charges, net (A) 8,054 2,782 Loss on extinguishment of debt 15,413 5,610 Tax adjustment (B) 0 5,499 Adjusted basis $213,525 $56,158 26.3% (A) In 2011, losses and other charges, net related primarily to severance and benefit payments provided to our former chief executive off icer; loss on sale of business and assets; stock keeping unit ("SKU") rationalization to eliminate SKU's based on low sales volume or insuff icient margins to help improve future profitability. (B) The tax adjustment represents a net benefit resulting from (i) the resolution (including the expiration of statutes of limitations) of various prior years' U.S. federal, state and foreign tax matters. and (ii) the f iling of amended prior years' tax returns.

APPENDIX V –

RECONCILIATION OF 2011 ADJUSTED EARNINGS PER SHARE
DOLLARS IN THOUSANDS

	Materials, labor and other product costs	Selling, general and administrative expenses	Goodwill impairment	Restructuring and other impairment charges	Gain/(loss) on sales of businesses and assets	Interest expense	Loss on extinguishment of debt	Income taxes	Net Income (loss) attributable to common shareholders from continuing operations	Diluted Earnings per share available to common shareholders
GAAP Basis	$783.8	$423.9	—	$6.0	($0.6)	$70.3	$15.4	$25.8	$118.3	$2.90
Adjustments										
Restructuring and other impairment charges	—	—	—	3.7	—	—	—	1.4	2.3	$0.06
Losses and other charges (A)	2.0	5.5	—	—	0.6	—	15.4	8.4	15.1	$0.37
Early termination of interest rate swap (B)	—	—	—	—	—	(11.1)	—	(4.0)	(7.0)	($0.17)
Amortization of debt discount on convertible notes	—	—	—	—	—	9.7	—	3.5	6.2	$0.15
Intangible amortization expense	—	42.6	—	—	—	—	—	15.6	27.0	$0.66
Tax adjustment (C)	—	—	—	—	—	—	—	5.5	(5.5)	($0.13)
Anti-dilutive effect of EPS	—	—	—	—	—	—	—	—	—	—
Adjusted basis	$781.8	$375.8	—	$2.3	—	$71.7	—	$56.2	$156.3	$3.83

(A) In 2011, losses and other charges include approximately $9.8 million, net of tax, or $0.24 per share, related to loss on extinguishment of debt; $3.5 million, net of tax, or $0.09 per share, in charges related to severance payments and benefits provided to our former chief executive officer; $0.4 million, net of tax, or $0.01 per share, related to a loss on sale of businesses and assets; and $1.3 million, net of tax, or $0.03 per share, related to a stock keeping unit ("SKU") rationalization to eliminate SKU's based on low sales volume or insufficient margins to help improve future profitability.

(B) In 2011, the Company terminated an interest rate swap that, at the date of termination, had a notional amount of $350 million. The interest rate swap was designated as a cash flow hedge against the term loan under our senior credit facility. At the date of termination, the interest rate swap was in a liability position resulting in a cash payment by the Company of approximately $14.8 million, which included $3.1 million of accrued interest. In accordance with GAAP, the Company amortized this amount as additional interest expense over the remainder of the original term of the interest rate swap, which expired in September 2012. During 2012, the non-cash, net of tax impact was approximately $7.0 million, or $0.17 per share.

(C) The tax adjustment represents a net benefit resulting from (i) the resolution (including the expiration of statutes of limitations) of various prior years' U.S. federal, state and foreign tax matters, and (ii) the filing of amended prior years' tax returns.

43

Teleflex®